Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Income (Loss) Per Share

For the Quarter Ended June 30, 2009
	Income	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(1,355,000)
Preferred stock dividends	(20,000)
Income (loss) available to common stockholders	(1,375,000)	6,503,329	$(0.21)
Effect of Dilutive Securities:
Stock options		-
Diluted Earnings Per Share:
Income (loss) available to common stockholders plus assumed conversions	$(1,375,000)	6,503,329	$ (0.21)
For the Quarter Ended June 30, 2008
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$3,506,000
Preferred stock dividends	(20,000)
Income available to common stockholders	3,486,000	6,341,116	$0.55
Effect of Dilutive Securities:
Stock options		163,075
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$3,486,000	6,504,191	$0.54

For the Six Months Ended June 30, 2009
	Income	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(518,000)
Preferred stock dividends	(40,000)
Income (loss) available to common stockholders	(558,000)	6,484,051	$(0.09)
Effect of Dilutive Securities:
Stock options		-
Diluted Earnings Per Share:
Income (loss) available to common stockholders plus assumed conversions	$(558,000)	6,484,051	$(0.09)
For the Six Months Ended June 30, 2008
	Income	Shares	Per Share Amount
Basic Earnings Per Share:
Net income	$6,712,000
Preferred stock dividends	(40,000)
Income available to common stockholders	6,672,000	6,333,891	$1.05
Effect of Dilutive Securities:
Stock options		164,847
Diluted Earnings Per Share:
Income available to common stockholders plus assumed conversions	$6,672,000	6,498,738	$1.03